                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 11, 2001



                           GOLDEN STAR RESOURCES LTD.
                           --------------------------
             (Exact name of registrant as specified in its charter)



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
           Canada                              1-12284                         98-0101955
           ------                              -------                         ----------
(State or other jurisdiction of        (Commission File Number)         (IRS Employer Identification
 incorporation)                                                                    Number)

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


                        1660 Lincoln Street, Suite 3000
                          Denver, Colorado 80264-3001
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (303) 830-9000
                                                     --------------

                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)
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Item 5.   Other Events
          ------------

Golden Star Resources Ltd. ("Golden Star") has been advised by the American Stock Exchange ("Amex") of their decision to remove Golden Star's shares from listing on the Amex effective on or about January 26, 2001. Trading on the Toronto Stock Exchange will not be affected by this Amex decision.

The de-listing decision is in strict compliance with the Amex listing guidelines prompted by Golden Star's greater than five year history of reporting losses and total shareholders' equity of less than $4 million under U.S. GAAP which requires that all exploration expenditure be written off as incurred.
Management believes that neither of these criteria reflects in any way on the value or potential of Golden Star's portfolio of mining and exploration assets.

Golden Star, in addition to continuing its primary listing on the Toronto Stock Exchange, intends to commence trading on the OTC Bulletin Board System and an application has been made to effect this. Golden Star anticipates that a further announcement will be made within the next week in this regard and will also be posted on Golden Star's website at www.gsr.com.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GOLDEN STAR RESOURCES LTD.
                                      --------------------------
                                      Registrant



       Date:  January 16, 2001        /s/ Peter Bradford
              ----------------        ------------------
                                      Peter Bradford
                                      President and Chief Executive Officer